UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2006

MAXIMUS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11419 Sunset Hills Road,
Reston, Virginia		20190-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

We are filing this Current Report on Form 8-K on January 19, 2006, to disclose financial information reflecting certain organizational changes within our principal operating segments.

The changes, which were effective October 1, 2005, were instituted to focus and manage our relationship with our growing federal customer base, and to align certain projects and divisions under our new segment leadership.

These organizational changes included the creation of two new divisions within our Operations reporting segment as part of our federal strategy (these two new divisions, Federal Civil Sector and Federal Defense Sector, were previously one division, Medical Management, in the Operations segment), as well as some realignment of projects between reporting segments. The most significant change between segments is the move of the Educational Systems division from the Consulting Segment into the Systems Segment and the move of the Technology Support division from the Systems Segment into the Consulting Segment.

Consulting, Systems, and Operations remain our reporting segments pursuant to Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information,” but in certain cases the organizational changes described above resulted in the realignment of divisions and projects between these segments. To reflect this realignment, the accompanying financial information presents our segment data as if we had operated under the new reporting structure for the past two years.

Our Consulting Segment provides specialized financial consulting services such as assisting state, local agencies and school districts in obtaining funding reimbursements from federal and state agencies for their programs.  The segment also provides strategic management and information technology consulting services to government agencies.   The segment is comprised of six divisions including Revenue Services, Child Welfare, Cost Services, Educational Services (school-based claiming), Technology Support and Unison-MAXIMUS (airport financial consulting).

Our Systems Segment develops and implements our proprietary software in the areas of justice, asset and K-12 student information systems, and also implements third party software solutions to improve the efficiency and cost-effectiveness of program administration.  The products and services are provided through five divisions including ERP Solutions, Justice Solutions, Asset Solutions, Enterprise Solutions and Educational Systems (K-12 student information system implementation).

Our Operations Segment provides a variety of program management and outsourcing services for federal and state funded public programs.  This segment also focuses on the delivery of administrative services for government health and human services programs including integrated eligibility programs, Temporary Assistance to Needy Families (TANF) funded workforce services programs, child support enforcement programs, Children’s Health Insurance Programs (CHIPs), and Medicaid and Medicare administrative programs.  Our Operations Segment provides these services through seven divisions including Health Services, Workforce Services, Child Support, Integrated Services, Correctional Services, Federal Civil Sector, and Federal Defense Sector.

We are providing certain financial segment information for earlier periods to reflect this change in the composition of our reportable segments as if we had operated under the new organizational structure during the last two full fiscal years. The changes have no impact on the previously reported consolidated financial results of the Company. This information is being provided for informational purposes only.

	Three Months Ended
(dollars in thousands)	Dec. 31, 2003	Mar. 31, 2004	June 30, 2004	Sept 30, 2004	Year Ended Sept. 30, 2004

Revenue:
Consulting	$29,350	$26,648	$25,077	$25,768	$106,843
Systems	26,465	29,386	31,754	29,633	117,238
Operations	83,079	94,673	103,327	98,614	379,693
Total	$138,894	$150,707	$160,158	$154,015	$603,774

Income from Operations:
Consulting	$5,956	$4,110	$2,249	$4,126	$16,441
Systems	557	1,437	2,825	1,930	6,749
Operations	8,256	9,400	10,511	10,089	38,256
Consolidating adjustments	162	431	537	470	1,600
Total	$14,931	$15,378	$16,122	$16,615	$63,046

Operating Margin:
Consulting	20.3%	15.4%	9.0%	16.0%	15.4%
Systems	2.1%	4.9%	8.9%	6.5%	5.8%
Operations	9.9%	9.9%	10.2%	10.2%	10.1%
Total	10.7%	10.2%	10.1%	10.8%	10.4%

	Three Months Ended
(dollars in thousands)	Dec. 31, 2004	Mar. 31, 2005	June 30, 2005	Sept 30, 2005	Year Ended Sept. 30, 2005

Revenue:
Consulting	$24,064	$23,583	$27,272	$25,440	$100,359
Systems	32,838	32,614	35,105	33,850	134,407
Operations	95,593	97,854	111,281	108,044	412,772
Total	$152,495	$154,051	$173,658	$167,334	$647,538

Income from Operations:
Consulting	$2,290	$1,877	$4,473	$4,519	$13,159
Systems	4,926	1,961	2,959	1,417	11,263
Operations	7,135	10,645	8,396	9,998	36,174
Consolidating adjustments	604	859	722	493	2,678
Legal settlement expense	(99)	(341)	(1,060)	(5,500)	(7,000)
Total	$14,856	$15,001	$15,490	$10,927	$56,274

Operating Margin:
Consulting	9.5%	8.0%	16.4%	17.8%	13.1%
Systems	15.0%	6.0%	8.4%	4.2%	8.4%
Operations	7.5%	10.9%	7.5%	9.3%	8.8%
Total	9.7%	9.7%	8.9%	6.5%	8.7%

(dollars in thousands)	Year Ended Sept. 30, 2004	Year Ended Sept. 30, 2005

Identifiable assets:
Consulting	$62,763	$53,891
Systems	114,740	134,101
Operations	127,017	146,904
Corporate	160,227	199,666
Total	$464,747	$534,562

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: January 19, 2006	By:	/s/ Richard A. Montoni
Richard A. Montoni, Chief Financial Officer